EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (Nos. 333-252995 and 333-269077) and Form S-8 (No. 333-210909), of Rennova Health, Inc. of our report dated April 17, 2023 related to the consolidated financial statements as of and for the years ended December 31, 2022 and 2021 which appears in the Form 10-K for the year ended December 31, 2022.

/s/ Haynie & Company, CPAs
Haynie & Company, CPAs
Dated: April 17, 2023